UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 14, 2011

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of Principal Executive Offices)

(908) 731-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2011, Gain Capital Holdings, Inc. (the “Company”) announced that on November 14, 2011, Henry C. Lyons tendered his resignation from his position as the Company’s Chief Financial Officer and Treasurer, effective December 1, 2011. The Company also announced that on November 14, 2011, Daryl J. Carlough has been appointed as the Company’s acting Chief Financial Officer and Treasurer.

Mr. Carlough, 40, has served as the Company’s Chief Accounting Officer and Corporate Controller since joining the Company in December 2009, and will continue to serve in these positions while serving as acting Chief Financial Officer and Treasurer. Mr. Carlough has over fifteen years of experience in accounting and auditing, operations, business systems, risk management, international, human resources and mergers and acquisitions. Prior to joining the Company, Mr. Carlough served as director of finance from August 2006 to December 2009 at L-1 Identity Solutions, Inc. From April 2005 to August 2006 Mr. Carlough served as assistant corporate controller at Viisage Technology, which merged into L-1 Identity Solutions, Inc. in August 2006. Prior to that, Mr. Carlough served at The Macgregor Group as corporate controller, from July 2001 to April 2005, which was acquired by Investment Technology Group. Mr. Carlough started his career at Ernst & Young LLP. He is a Certified Public Accountant, and he received an MBA and MS in Accounting from Northeastern University as well as a BS in Business Administration in Finance from Stonehill College.

A copy of the press release is attached hereto as Exhibit 99.1.*

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of GAIN Capital Holdings, Inc., November 14, 2011, appointing interim CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2011

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Daryl J. Carlough
Name:	Daryl J. Carlough
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of GAIN Capital Holdings, Inc., November 14, 2011, appointing interim CFO.